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                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Lennar Corporation


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-65244 of Lennar Corporation of our reports dated January 9, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 2000, and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP



Miami, Florida
September 26, 2001